Exhibit 99.1
Mortgage.com

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                                                                            NEWS


                                                    Contact:     Debbie Franklin
                                                                    Mortgage.com
                                                                    954-838-5054
For Immediate Release
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                         MORTGAGE.COM ANNOUNCES PLANS TO
                  WIND DOWN LENDING OPERATIONS AND SELL ASSETS

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Mortgage.com (Nasdaq: MDCM), a leading provider of electronic commerce infrastructure for the online mortgage lending industry, announced today that it will begin the orderly wind down of its lending operations. In addition, it announced the layoff of approximately 518 of its 618 employees. The company plans to negotiate the sale of certain assets, including its pipeline of mortgage loans in process, its URLs including www.mortgage.com, and its propriety Internet technology and mortgage back office and CLOser software.

The company is in violation of certain covenants of its mortgage loan warehousing agreement, including covenants regarding liquidity and tangible net worth. The company believes that it has reached preliminary agreement with its warehouse lenders that will allow for the continued closing of certain loans in its pipeline and the orderly sale of loans in its warehouse lines.

The company announced that 3rd quarter results will be released November 14th, and cancelled the earnings conference call previously scheduled for November 8th.

"We are extremely disappointed that we have not been able to raise sufficient capital to reach profitability," said Seth Werner, Chairman. "We are hopeful that we can conduct an orderly wind-down of our mortgage lending operations in cooperation with our warehouse lenders and mortgage loan investors. Then, we can focus on the sale or reallocation of certain of our valuable assets such as the CLOser software system, the Florida call center and the rights to our URL www.mortgage.com." Management is studying various alternatives for maximizing the value of the company's assets.

Werner said, "I would like to thank each of our employees for putting forth tremendous effort toward our goal of redefining the mortgage lending process. Unfortunately, however, we were unable to capitalize on the platform we have built, for a variety of reasons. The current interest rate climate has made our job more difficult. In addition, the downturn in the environment for dot.com companies has prevented us from raising the additional capital we







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need. In the final analysis, at this point, the online mortgage industry has not been able to demonstrate its ability to deliver cost-effective mortgage loans to consumers at a profit."

This press release includes "forward-looking" statements that reflect the company's current view with respect to future events. The forward-looking statements in this release are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that actual events may differ materially from the Company's expressed expectations because of risks and uncertainties inherent in future events, including such uncertainties as (1) the results of negotiations with the company's warehouse lenders, (2) the adequacy of cash flow to cover expenses while the company seeks to maximize the value of its assets, and (3) other uncertainties that are described in registration statements, reports and other documents filed by the Company from time to time with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

About Mortgage.com
Mortgage.com was founded in 1994 and is based in Sunrise, Florida. Mortgage.com is a pioneer in online mortgage banking. Mortgage.com is dedicated to reducing the cost of mortgage origination and funding by supplying financial institutions, Realtors(R) and homebuilders with point-of-sale and Internet technology, business management, loan processing, call center and mortgage funding capabilities. The Company's business-to-business customer list includes GE Capital Mortgage Services, TD Waterhouse, Prudential California Realty and Arvida Home Builders. Mortgage.com is publicly traded on the NASDAQ system under the symbol MDCM.